EXHIBIT 25.1

                      Securities and Exchange Commission
                            Washington, D.C. 20549

                                   FORM T-1

        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE



        Check if an Application to Determine Eligibility of a Trustee
                    Pursuant to Section 305(b)(2) _________



                            FIRSTAR TRUST COMPANY
              (Exact name of trustee as specified in its charter)


             Wisconsin                                      39-0281260
    (Jurisdiction of incorporation or                    (I.R.S. Employer
organization if not a U. S. National Bank)            Identification Number)

777 East Wisconsin Avenue, Milwaukee, Wisconsin               53202
  (Address of principal executive offices)                  (Zip Code)


            Kevin C. Schuller, Vice President and Assistant Secretary
                             Firstar Trust Company
                           777 East Wisconsin Avenue
                          Milwaukee, Wisconsin 53202
                           Telephone (414) 765-5725
           (Name,address, and telephone number of agent for service)



                                BNCCORP, Inc.
            (Exact name of obligor as specified in its charter)

               Delaware                                     45-0402816
     (State or other jurisdiction                        (I.R.S. Employer
   of incorporation or organization)                  Identification Number)

           322 East Main
       Bismarck, North Dakota                                 58501
(Address of principal executive offices)                    (Zip Code)


                               Subordinated Notes
                        (Title of indenture securities)


Item 1.    General Information.

           Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

           Office of Commissioner of Banking, Madison, Wisconsin
           Federal Deposit Insurance Corporation, Washington, D.C.

       (b) Whether it is authorized to exercise corporate trust powers.

           The corporate trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with the  Obligor.

           If the obligor is an affiliate of the trustee, describe each such affiliation.

           The obligor is not an affiliate of the trustee.

Item 3.    Voting Securities of the Trustee.

           Furnish the following information as to each class of voting securities of the trustee:

                                As of May 7, 1997

                     Col. A                           Col. B
                 Title of class                  Amount outstanding

           Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 4.    Trusteeships under Other Indentures.

           If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

       (a) Title of the securities outstanding under each such other indenture.

           Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

       (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

           Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.


Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

           If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

           Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item  6.   Voting Securities of the Trustee Owned by the Obligor or its
           Officials.

           Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                                 As of May 7, 1997

       Col. A          Col. B          Col. C              Col. D
   Name of owner   Title of class   Amount owned     Percentage of voting
                                    beneficially   securities represented by
                                                    amount given in Col. C

           Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 7.    Voting Securities of the Trustee Owned by Underwriters or their
           Officials.

           Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

                                 As of May 7, 1997

       Col. A          Col. B          Col. C              Col. D
   Name of owner   Title of class   Amount owned     Percentage of voting
                                    beneficially   securities represented by
                                                    amount given in Col. C

           Per General Instruction B to form T-1, no response is required to this item as the obligor is not presently in default.


Item 8.    Securities of the Obligor Owned or Held by the Trustee.

           Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                                 As of May 7, 1997

      Col. A           Col. B              Col. C                 Col. D
  Title of class     Whether the        Amount owned            Percent of
                     securities     beneficially or held    class represented
                     are voting    as collateral security    by amount given
                    or nonvoting       for obligations          in Col. C
                     securities          in default

           Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 9.    Securities of Underwriters Owned or Held by the Trustee.

           If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                                 As of May 7, 1997

        Col. A          Col. B             Col. C                Col. D
       Name of          Amount          Amount owned           Percent of
     issuer and       outstanding   beneficially or held   class represented
    title of class                 as collateral security   by amount given
                                    for obligations in          in Col. C
                                    default by trustee

           Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

           If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                                 As of May 7, 1997

        Col. A          Col. B             Col. C                Col. D
       Name of          Amount          Amount owned           Percent of
     issuer and       outstanding   beneficially or held   class represented
    title of class                 as collateral security   by amount given
                                    for obligations in          in Col. C
                                    default by trustee


           Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.


Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

            If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

                                 As of May 7, 1997

        Col. A          Col. B             Col. C                Col. D
       Name of          Amount          Amount owned           Percent of
     issuer and       outstanding   beneficially or held   class represented
    title of class                 as collateral security   by amount given
                                    for obligations in          in Col. C
                                    default by trustee

           Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 12.   Indebtedness of the Obligor to the Trustee.

           Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                                As of May 7, 1997

            Col. A                         Col. B                Col. C
      Nature of indebtedness          Amount outstanding        Date due

           Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 13. Defaults by the Obligor.

       (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

           Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

       (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

           Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.


Item 14. Affiliations with the Underwriters.If any underwriter is an affiliate of the trustee, describe each such affiliation.

           Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 15.   Foreign Trustee.

           Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

           Not applicable

Item 16.   List of Exhibits.

           List below all exhibits filed as part of this statement of eligibility.

           1. A copy of the Articles of Association of Firstar Trust Company (f/k/a First Wisconsin Trust Company) as now in effect (filed herewith).

           2. Certificate of authority of the Trustee to commence business (contained in Exhibit 1).

           3. Authorization of the Trustee to exercise trust powers (contained in Exhibit 1).

           4. A copy of the existing By-laws of Firstar Trust Company (f/k/a First Wisconsin Trust Company) (filed herewith).

           6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939 (filed herewith).

           7. A copy of the latest report of condition of the trustee published pursuant to law or the requirement of its supervising or examining authority.

                                  SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Firstar Trust Company, a corporation organized and existing under the laws of the State of Wisconsin, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Milwaukee, and State of Wisconsin, on the 7th day May, 1997.

                                   FIRSTAR TRUST COMPANY
                                   (Trustee)

                                   By: /s/ Gene E. Ploeger
                                      ------------------------------------
                                      Gene E. Ploeger,  Vice President
                                              (Name and title)

                                   By: /s/ Yvonne Siira
                                      ------------------------------------
                                      Yvonne Siira, Assistant Secretary
                                              (Name and title)


                                  EXHIBIT 1


                             STATE OF WISCONSIN
                      OFFICE OF COMMISSIONER OF BANKING
                               BANKS DIVISION
                            POST OFFICE BOX 7876
                        MADISON, WISCONSIN 53707-7876
                          (Telephone:  608-266-1621)

                            AMENDMENT TO ARTICLES

                                CERTIFICATION

I, Toby E. Sherry, Commissioner of Banking of the State of Wisconsin, do hereby certify that an amendment to the original Articles of Incorporation of First Wisconsin Trust Company, Milwaukee, Wisconsin, of which a duly verified copy is hereto attached, was on the 17th day of August, A.D. 1992, approved and filed in the Office of Commissioner of Banking. This amendment relates to corporate name and was adopted by stockholders of the above bank on July 16, 1992.

                                       IN TESTIMONY WHEREOF, I have set my
                                       handand affixed my official seal.
                                       Done at my office inthe City of
                                       Madison this 17th day of August,
                                       A.D.1992.

                                       Toby E. Sherry
                                       Commissioner of Banking



IMPORTANT:    TO BE RECORDED BY THE REGISTER OF DEEDS TOGETHER WITH THE
              ATTACHED COPY OF THE AMENDMENT


We, Robert L. Webster as President, and James D. Hintz as Cashier of First Wisconsin Trust Company do hereby certify that the foregoing is a true copy of an amendment to the Articles of Incorporation of this bank and that at the annual or special meeting of the stockholders of the bank, called for that purpose and held pursuant to the provisions of law, in the office of the bank in the City of Milwaukee, State of Wisconsin, on the 16th day of July, A.D. 1992, the said amendment was duly adopted by the affirmative vote of two-thirds of all capital stock outstanding; that the majority stockholder was present or represented at said meeting; that the entire number of shares outstanding is 10,000; that the number of shares represented at the meeting was 9,952; that upon the adoption of such resolution 9,952 votes were cast in the affirmative; one vote for each share, and that 0 votes were cast in the negative.

In Testimony Whereof, First Wisconsin Trust Company has caused these presents to be executed by the President and Cashier thereof and the corporate seal of said bank is hereunto affixed this 28th day of July, A.D. 1992, by its authority.

                                       First Wisconsin Trust Company
 In presence of
 Sharon L. Gazzana                     By Robert L. Webster, President
 Sandra L. Belongia                       James Hintz, Cashier



State of Wisconsin
Milwaukee County

                                         Personally came before me this 28th
day of July, A.D. 1992, Robert L. Webster as President, and James D. Hintz as Cashier of the First Wisconsin Trust Company, who are to me known to be such President and Cashier, respectively, and to be the persons who executed the foregoing instrument, and acknowledged the same as such officers, for the purposes therein mentioned.

                                       Diane M. Rampacek
                                       Notary Public
                                       Milwaukee County, Wisconsin

My commission expires 1/3/99



                   Amendment to Articles of Incorporation

Which Articles were filed/recorded in the office of the Register of Deeds for
Milwaukee County on the 6th day  of  July,  1903.   Recorded  in  Volume S of
Corporations, Page 134.

At a meeting of the stockholders of First Wisconsin Trust Company of Milwaukee, Wisconsin, held at the office of said bank in said City on the 16th day of July, A.D. 1992, at 9:30 o'clock A.M., of that day, which meeting was called for the purpose of amending the Articles of Incorporation of said bank, and at which meeting 9,952 shares of the capital stock of said bank were duly represented, the following resolutions were adopted:

"Resolved That the Articles of Incorporation of the bank be amended by striking out the paragraph relating to the name reading as follows:

"The name of this corporation shall be "FIRST WISCONSIN TRUST COMPANY, and its location shall be at the City and County of Milwaukee and State of Wisconsin."

And Inserting in lieu thereof the following paragraph:

"The title of the Corporation shall be Firstar Trust Company, and its location shall be at the City and County of Milwaukee and State of Wisconsin."

"It was further resolved, That the President and Cashier of said bank be authorized, under the seal of the Corporation, to file proper certificates of such amendment with the Commissioner of Banking as provided by law."


                             ARTICLES OF ASSOCIATION
                             OF FIRSTAR TRUST COMPANY
                               MILWAUKEE, WISCONSIN

KNOW ALL MEN BY THESE PRESENTS, that we, Frederick Pabst, L.J. Petit, Frederick Kasten, Oliver C. Fuller, and Edward P. Vilas, of the City and County of Milwaukee and State of Wisconsin, have associated and do hereby associate for the purpose of forming a corporation, to wit, a trust company bank under and pursuant to the privileges and restrictions of the statutes of the State of Wisconsin, in that behalf made and provided; and particularly Chapters 221 and 223 of said statutes, and thereto adopt the following:

                                  Article 1

The purpose and business of this corporation shall be those of both a state bank and a trust company bank as defined by Wisconsin law, this corporation being a trust company bank which has been converted into a state bank in accordance with such law.

                                  Article 2

The name of this corporation shall be "FIRST WISCONSIN TRUST COMPANY," and its location shall be at the City and County of Milwaukee and State of Wisconsin.

                                  Article 3

The  capital  stock   of  this  Corporation  shall  be  One  Million  Dollars
($1,000,000), divided into ten thousand (10,000) shares of the par value of One Hundred Dollars ($100) each.

                                  Article 4

The Board of Directors shall consist of such number of individuals, not less than fifteen nor more than sixty, as from time to time shall be prescribed in the By-laws, at least two-thirds of whom shall be residents of Wisconsin and the majority of whom shall be residents of Milwaukee County or adjacent counties. Each of said directors shall be elected for a term of one year and until his successor has been elected and qualified.

In witness whereof, we have hereunto subscribed our names at Milwaukee, Wisconsin, on this first day of July, A.D. 1903.

                                       (Signed) Frederick Pabst
                                                L.J. Petit
                                                Fred Kasten
                                                Oliver C. Fuller
                                                Edward P. Vilas

State of Wisconsin
Milwaukee County


On this first day of July, A.D. 1903, personally appeared before me the above signed Frederick Pabst, L.J. Petit, Frederick Kasten, Oliver C. Fuller, and Edward P. Vilas, to me known to be the persons who executed the foregoing instrument and severally acknowledge the same.

My commission will expire on the 30th day of December, 1906.

                                       (Signed) W.L. Cheney
                                                Notary Public
                                                Milwaukee County,
                                                Wisconsin



                                  EXHIBIT 4

                                       As Amended through February 19, 1997

                             RESTATED BY-LAWS OF
                            FIRSTAR TRUST COMPANY
                          ADOPTED JANUARY 15, 1963



                                  Article 1

The annual meeting of this Corporation for the election of its directors and the transaction of its general business shall be held on the third Thursday of February at the general office of this Corporation in the City of Milwaukee, at 8 o'clock in the morning, or at such other hour and place in the City of Milwaukee as shall be designated by the Board of Directors. If any hour other than 8 o'clock in the morning or any place other than the general office of this Corporation shall be so designated, notice thereof shall be given by mailing the same to each stockholder at his last known address at least ten (10) days prior to the holding of said meeting.

                                  Article 2

Special meetings of the stockholders of this Corporation shall be held in the City of Milwaukee and may be called at any time by order of the Chairman of the Board, the President, or one of the Vice Presidents, or by the Board of Directors, by mailing to each stockholder at his last known address at least ten (10) days prior to the date of the holding of such special meeting, a notice specifying the time and place of such special meeting and the business to be transacted thereat, and no other business shall be transacted at said meeting.

                                  Article 3

Section 1. Every stockholder may vote and participate at any meeting of stockholders, either in person or by proxy. No proxy shall be recognized unless the same shall be in writing, subscribed by the stockholder nor unless filed with the Secretary prior to the meeting. No active or salaried officer may act as a proxy for a stockholder.

Section 2. The Cashier shall maintain a stock book showing the name, residence, and number of shares held by each stockholder, which shall at all times, during the usual hours for transacting business, be subject to inspection by the officers, directors, and stockholders of the Company.

                                  Article 4

Section 1. The Board of Directors shall consist of not less than five nor more than thirty directors, the number of directors to be determined by resolution adopted at each annual stockholders' meeting, or at any special stockholders' meeting duly called for such purpose. On and after January 1, 1978, no person shall be eligible to be elected or re-elected as a member of the Board of Directors if he shall have attained 70 years of age at the date of election.

Section 2. The election of directors by the stockholders shall be by ballot or other method as shall be adopted by the stockholders by resolution or motion adopted at the stockholders' meeting.

Section 3. A majority of the Board of Directors shall constitute a quorum for the transaction of business; provided that the directors may, once in six
(6) months, designate by resolution nine (9) members, any five (5) of whom shall constitute a quorum.

Section 4. Minutes of each meeting of the Board of Directors shall disclose the date and location of such meeting, and the names of directors absent; shall be subscribed by the presiding officer; and shall be approved by the Board of Directors at the next succeeding meeting, the minutes of which shall show such fact.

Section 5. A regular meeting of the Board of Directors shall be held at the general office of this Corporation in the City of Milwaukee at least once each calendar quarter, immediately following the annual meeting of the shareholders of this Corporation on the third Thursday of February, at 8:00 a.m. on the third Thursday of May, August and November of each year, or at such other time or place as shall from time to time, be designated by the president or by resolution of the Board of Directors. If any other time or any place other than the general office of this Corporation shall be so designated, notice thereof shall be given by mailing the same to each director at his last known address at least two (2) days prior to the holding of said meeting.

Section 6. Special meetings of the Board of Directors shall be held at the general office of the Corporation in the City of Milwaukee or at such other place in the City of Milwaukee as shall be designated, and may be called by order of the Chairman of the Board, the President, or by any two of the directors by mailing notice of such meeting and the designated time and place thereof to each of the directors at his last known address two (2) days prior to the holding of such meeting.

                                  Article 5

Section 1. An Executive Committee consisting of the Chairman of the Board, the President, and not less than six (6) or more than twelve (12) other directors may be appointed by the Board of Directors to serve until their successors shall be appointed, and such Executive Committee shall direct the management of the affairs of this Corporation in the interim between meetings of the Board of Directors, subject to the control of the Board. The Chairman of the Board, or in his absence (through failure of the Board of Directors to elect a Chairman or otherwise), the President, shall preside at meetings of the Executive Committee. The person from time to time elected Secretary of the Board shall also serve as Secretary of the Executive Committee.

Section 2. Meetings of the Executive Committee may be held at any time when the Board of Directors is not in session, and may be prescribed by the Board of Directors or may be called by order of the Chairman of the Board, the President, or by any two (2) members of the Executive Committee, by mailing notice of such meeting designating the time and place thereof, addressed to each member of the Committee at his last known address two (2) days prior to the holding of such meeting, or by personal notice thereof given a sufficient length of time before such meeting to enable members to attend.

Section 3. The Executive Committee shall keep full and true minutes of all business transacted at each meeting and shall submit its report together with a copy of the minutes of its proceedings to the Board of Directors at its next meeting thereafter.

Section 4. The Board of Directors shall appoint Trust Investment Committee consisting of at least two (2) officers and at least four (4) directors who are not officers, which Committee shall meet at the general office of the Corporation at least once each calendar quarter, at 8:00 a.m. on the third Thursday of January, March, June and December of each year, or at such other time or place as shall from time to time be designated by the President or by resolution of the Board of Directors. If any hour other than 8:00 in the morning or any place other than the general office of this Corporation shall be so designated, notice thereof shall be given by mailing the same to each committee member at his last known address at least two (2) days prior to the holding of said meeting. The Trust Investment Committee shall have such duties and authority as the Board of Directors shall from time to time prescribe. Members of such committee shall serve for such periods as the Board shall from time to time prescribe..

Section 5. The Board of Directors may appoint a Loan Committee consisting of two (2) or more directors, which, if appointed, shall meet at least once calendar quarter at such time and place as shall from time to time be designated by the resolution of the Board of Directors, and shall determine policies as to renewals and applications for new loans. All loans in excess of the amount officers designated by the Board have been authorized by resolution to make shall be presented to the Loan Committee (or, if the Loan Committee has not been appointed, to the Board of Directs or the Executive Committee) for approval. The Board of Directors may by resolution designate officers who may make loans without the prior approval of the Loan Committee or the Board, subject to the provisions of the Wisconsin Statutes, the regulations of the Commissioner of Banks, and these By-laws.

Section 6. Each year the Board of Directors shall appoint, from among its members, an Examining Committee consisting of at least three (3) directors, which upon receipt of a report of examination of the Corporation by the Division of Banking, shall have the duties specified in 221.0611(2), Wis. Stats... The Examining Committee shall also study and, if it deems necessary, recommend corrective action in response to any criticisms or suggestions contained in, reports of examination prepared by any other regulatory agency or the Firstar Corporation Auditing or Compliance areas, and shall perform such other duties as shall be prescribed from time to time by resolution of the Board of Directors. Meetings of the Examining Committee shall be called by the President as needed, and notice of a meeting shall be given by mailing the same to each committee member at his last known address at least two (2) days prior to the holding of said meeting.

Section 7. The Board of Directors shall have the power to set the banking hours of this bank, subject to the provisions of the Wisconsin Statutes and the regulations of the Commissioner of Banks. Certified copies of all resolutions of the Board pertaining to banking hours shall be furnished to the State Banking Department.

Section 8. A detailed statement of all current expenses and taxes paid shall be presented to the Board in writing every month, or more often if required by the Board.

                                  Article 6

A written waiver signed by any director or member of any committee shall be the equivalent of due notice to him of any meeting therein mentioned. Actual attendance at or participation in any meeting by any director or member of any committee waives any required notice unless the director or member, at the beginning of the meeting or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                  Article 7

Directors and members of committees appointed by the Board of Directors, except directors or members who are salaried officers or employees of this Corporation, shall be paid such fees for services and attendance at meetings as the Board of Directors shall from time to time prescribe.

                                  Article 8

Section 1. The general officers of this Corporation shall be a president, two or more vice presidents, a cashier and one or more assistant cashiers, a secretary and one or more assistant secretaries, one or more trust officers, and such other officers as may be appropriate for the transaction of its business. The officers of this Corporation shall be elected by a viva voce vote of the Board of Directors unless objection is made, whereupon such election shall be by ballot; provided, however, that whenever he deems it appropriate to take such action in the interim periods between meetings of the Board of Directors, the president may appoint any other officer. Any appointment made by the president shall take effect immediately but shall be reported and confirmed at the next regular meeting of the Board of Directors. The Chairman of the Board, if there be one, the senior executive officer in charge of conducting the business of this Corporation and the officer in charge of the Trust Department of this Corporation shall be chosen from among the directors.

Section 2. The Board of Directors and, with respect to other officers and to the extent not inconsistent with actin taken by the Board of Directors, the president, shall have authority to define the duties and obligations of all officers, and to fill vacancies in offices. The Board of Directors and, with respect to other officers appointed by him and to the extent not inconsistent with action taken by the Board of Directors, the president, shall have the authority to fix the compensation of officers, to dismiss them at pleasure, and to require any officer to provide a satisfactory bond for the faithful performance of his duties. Unless otherwise prescribed by the Board of Directors or, with respect to other officers, the president, each officer shall have the duties and authority prescribed by law or ordinarily incidental to his office in similar corporations.

Section 3. The Board of Directors shall designate the officer to be the chief executive officer in charge of the Trust Department of this
Corporation. All fiduciary powers of this Corporation shall be exercised through such officer who shall be generally responsible for and supervise and direct the activities of the Trust Department and do and perform all acts and things necessary and proper in carrying on the business of the Trust Department in accordance with the provisions of applicable laws and regulations and the directions of the Board of Directors, appropriate committees of the Board and his superior officers and shall cause to be kept under his supervision books of account of the transactions of this Corporation in a fiduciary capacity.

Section 4. The executive officers shall have authority to employ and discharge all necessary agents and servants of this Corporation whose appointments shall not be provided for by the Board, to define their duties, and to fix their compensations.

                                  Article 9

The Board of Directors may by resolution provide for this Corporation to indemnify each director or officer, whether or not then in office, against all expense and liability relating to a claim, action, suit, or proceeding against him or to which he may be made a party by reason of his being or having been a director or officer of this Corporation, or of any other company which he served as a director of officer at the request of this Corporation, except in any case where he was finally adjudged to have been derelict in the performance of his duties as such director or officer. Such resolution may include provisions for this Corporation (1) to assume or provide at its expense and risk the defense or settlement of any such action,
(2) to purchase commercial insurance for the benefit of a director or officer, including one adjudged guilty of negligence or misconduct, and (3) to assume or share any additional expense or liability as the Board of Directors deems warranted upon consideration of the circumstances.

                                 Article 10

The Board of Directors may by resolution adopt emergency provisions to prevail notwithstanding any contrary provisions of these By-laws, to take effect when a state of emergency results in this Corporation being unable to continue its normal functions under the direction of established management or at its regular location (which provisions may include, but shall not be limited to procedures for establishing temporary offices, an emergency executive committee, and emergency officer succession).

                                 Article 11

The shares of stock of this Corporation shall be transferable only on the books of this Corporation upon surrender of the certificate issued therefor.

                                 Article 12

These by-laws may be altered, amended, or repealed in whole or in part in any manner not inconsistent with the provisions of law at any time by a resolution of the Board of Directors adopted at any regular or special meeting of the Board, or by vote of the stockholders representing a majority of the capital stock, such a vote to be taken at an annual or special meeting.


                                  EXHIBIT 6


               CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321(b)
                     OF THE TRUST INDENTURE ACT OF 1939



Firstar Trust Company, as Trustee herein named, hereby consents that reports of examination of said Trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                   FIRSTAR TRUST COMPANY,
                                   as Trustee


                                   By: /s/Gene E. Ploeger
                                      -------------------------------
                                      Gene E. Ploeger, Vice President
                                              (Name and title)

                                   By: /s/Yvonne Siira
                                      -------------------------------
                                      Yvonne Siira, Assistant Secretary
                                              (Name and title)

Dated:  May 7, 1997


                                  EXHIBIT 7

FIRSTAR TRUST COMPANY
BALANCE SHEET
                                                              December 31,
                                                            1996        1995
                                                         --------------------
                                                           $(000)      $(000)
ASSETS
------
Cash and balances due from depository institutions:
  Noninterest-bearing balances                            71,523      58,893
  Interest-bearing balances                                    0           0
Securities                                                35,030      31,640
Federal funds sold and securities purchased under
   agreements to resell:
  Federal funds sold                                     151,887     136,802
  Securities purchased under agreements to resell              0           0
Loans and lease financing receivables:
  Loans and leases, net of unearned income                38,249      13,192
    LESS:  Allowance for loan and lease losses                73          73
    LESS:  Allocated transfer risk reserve                     0           0
                                                         -------     -------
  Loans and leases, net of unearned income, allowance,
     and reserve                                          38,176      13,119
Assets held in trading accounts                                0           0
Premises and fixed assets (including capitalized
   leases)                                                 1,984       1,150
Other real estate owned                                        0           0
Investments in unconsolidated subsidiaries and
   associated companies                                        0           0
Customers' liability to this bank on acceptances
   outstanding                                                 0           0
Intangible assets                                              0           0
Other assets                                              17,422      11,067
                                                         -------     -------
Total assets                                             316,022     252,671
                                                         =======     =======

LIABILITIES
-----------
Deposits:
  In domestic offices:
    Noninterest-bearing                                  288,221     226,031
    Interest-bearing                                         215         221
                                                         -------     -------
      Total domestic deposits                            288,436     226,252
  In foreign offices:                                          0           0
Federal funds purchased and securities sold under
   agreements to repurchase:
  Federal funds purchased                                    744         580
  Securities sold under agreements to repurchase               0           0
  Demand notes issued to the U.S. Treasury                     0           0
Other borrowed money                                           0           0
Mortgage indebtedness and obligations under
   capitalized leases                                          0           0
Bank's liability on acceptances executed and
   outstanding                                                 0           0
Notes and debentures subordinated to deposits                  0           0
Other liabilities                                          7,131       7,788
                                                         -------     -------
Total liabilities                                        296,311     234,620

Limited-life preferred stock                                   0           0


EQUITY CAPITAL
--------------
Perpetual preferred stock                                      0           0
Common stock                                               1,000       1,000
Surplus                                                   12,638      12,141
Undivided profits and capital reserves                     5,935       4,409
  LESS:  Net unrealized loss on marketable equity
     securities                                              138         501
                                                         -------     -------
Total equity capital                                      19,711      18,051
                                                         -------     -------
Total liabilities, limited-life preferred stock,
   and equity capital                                    316,022     252,671
                                                         =======     =======

FIRSTAR TRUST COMPANY
INCOME STATEMENT
                                                              December 31,
                                                            1996        1995
                                                         --------------------
                                                           $(000)      $(000)
Interest Income
  Interest and fee income on loans:
    Loans secured by real estate                              14          23
    Loans to finance agricultural production and
       other loans to farmers                                  0           0
    Commercial and industrial loans                          155         199
    Loans to individuals for household, family,
     and other personal expenditures:
    Credit cards and related plans                             0           0
    Other                                                      0           0
    Loans to foreign governments and official
      institutions                                             0           0
  Obligations (other than securities and leases)
     of states and political subdivisions in the
     U.S.:
    Taxable obligations                                        0           0
    Tax-exempt obligations                                     0           0
  All other loans                                              0           0
  Income from lease financing receivables:
    Taxable leases                                             0           0
    Tax-exempt leases                                          0           0
  Interest income on balances due from depository
     institutions                                              0           0
  Interest and dividend income on securities:
    U.S. Treasury securities and U.S. Government
       agency and corporation obligations                  2,254       1,804
  Securities issued by states and political
     subdivisions in the U.S.:
    Taxable securities                                         0           0
    Tax-exempt securities                                     38          39
    Other domestic debt securities                            34         130
    Foreign debt securities                                    0           0
    Equity securities (including investments in
       mutual funds)                                           0         581
  Interest income from assets held in trading accounts         0           0
  Interest income on federal funds sold and securities
    purchased under agreements to resell                   4,876       2,961
                                                         -------     -------
  Total interest income                                    7,371       5,737

Interest expense
  Interest on deposits:
    Transaction accounts (NOW accounts, ATS
       accounts, and telephone and preauthorized
       transfer accounts)                                      0           0
    Nontransaction accounts:
     Money market deposit accounts (MMDAs)                     0           0
     Other savings deposits                                    7           7
     Time certificates of deposit of $100,000 or more          0           0
     All other time deposits                                   0           0
  Expense of federal funds purchased and securities
     sold under agreements to repurchase                      47          73
  Interest on demand notes issued to the U.S. Treasury
     and on other borrowed money                               0          13
  Interest on mortgage indebtedness and obligations
     under capitalized leases                                  0           0
  Interest on notes and debentures subordinated to
     deposits                                                  0           0
                                                         -------     -------
  Total interest expense                                      54          93
                                                         -------     -------
Net interest income                                        7,317       5,644

Provisions:
  Provision for loan and lease losses                          0           0
  Provision for allocated transfer risk                        0           0

Noninterest income
  Income from fiduciary activities                        67,306      62,124
  Service charges on deposit accounts                          0           0
  Trading gains (losses) and fees from foreign
     exchange transactions                                     0           0
  Other foreign transaction gains (losses)                     0           0
  Gains (losses) and fees from assets held in
     trading accounts                                          0           0

  Other noninterest income:
   Other fee income                                          729       2,291
   All other noninterest income                            3,735       2,872
                                                         -------     -------
  Total noninterest income                                71,770      67,287

Gains (losses) on securities not held in
   trading accounts                                            0           0

Noninterest expense
  Salaries and employee benefits                          25,803      22,442
  Expenses of premises and fixed assets (net
     of rental income) (excluding salaries and
     employee benefits and mortgage interest)              6,139       6,125
  Other noninterest expense                               24,457      21,651
                                                         -------     -------
  Total noninterest expense                               56,399      50,218
                                                         -------     -------

Income (loss) before taxes and extraordinary
   items and other adjustments                            22,688      22,713
Applicable income taxes                                    9,162       9,165
Income (loss) before extraordinary items and
   other adjustments                                      13,526      13,548
                                                         -------     -------
Extraordinary items and other adjustments:
  Extraordinary items and other adjustments,
     gross of income taxes                                     0           0
  Applicable income taxes                                      0           0
  Extraordinary items and other adjustments,
     net of income taxes                                       0           0
                                                         -------     -------
Net income (loss)                                         13,526      13,548
                                                         =======     =======

CHANGES IN EQUITY CAPITAL
-------------------------
Total equity capital originally reported at end
   of previous calendar year                              18,051      15,379
Equity capital adjustments from amended Reports
   of Income, net                                              0           0
                                                         -------     -------
Amended balance at end of previous calendar year          18,051      15,379
Net income (loss)                                         13,526      13,548
Sale, conversion, acquisition, or retirement of
   capital stock, net                                        497          27
Changes incident to business combination, net                  0           0
  LESS: Cash dividends declared on preferred stock             0           0
  LESS: Cash dividends declared on common stock           12,000      11,500
Cumulative effect of changes in accounting
   principles from prior years                                 0           0
Corrections of material accounting errors from
   prior years                                                 0           0
Change in net unrealized loss on marketable
   equity securities                                        (363)        597
Other transactions with parent holding company                 0           0
                                                         -------     -------
Total equity capital at end of period                     19,711      18,051
                                                         =======     =======

FIRSTAR TRUST COMPANY
CHANGES IN ALLOWANCE FOR LOAN AND LEASE LOSSES
AND IN ALLOCATED TRANSFER RISK RESERVE
                                                              December 31,
                                                            1996        1995
                                                         --------------------
                                                           $(000)      $(000)
Allowance for loan and lease losses:
  Balance originally reported at end of previous
     year                                                     73          73
  Recoveries                                                   0           0
    LESS:  Charge-offs                                         0           0
  Provision for loan and lease losses                          0           0
  Adjustments                                                  0           0
                                                         -------     -------
  Balance at end of period                                    73          73
                                                         =======     =======

Allocated transfer risk reserve:
  Balance originally reported at end of previous
     year                                                      0           0
  Recoveries                                                   0           0
    LESS:  Charge-offs                                         0           0
  Provision for allocated transfer risk                        0           0
  Adjustments                                                  0           0
                                                         -------     -------
  Balance at end of period                                     0           0
                                                         =======     =======

PAST DUE AND NONACCRUAL LOANS, LEASES AND OTHER ASSETS
------------------------------------------------------
Loans, leases, and other assets past due 90 days
   or more and still accruing:
  Real estate loans                                            0           0
  Installment loans                                            0           0
  Credit cards and related plans                               0           0
  Commercial (time and demand) and all other loans           469           0
  Lease financing receivables                                  0           0
                                                         -------     -------
  Total past due and still accruing                          469           0
                                                         =======     =======

Nonaccrual:
  Real estate loans                                            0           0
  Installment loans                                            0           0
  Credit cards and related plans                               0           0
  Commercial (time and demand) and all other
     loans                                                     0           0
  Lease financing receivables                                  0           0
                                                         -------     -------
  Total nonaccrual                                             0           0
                                                         =======     =======

OFF BALANCE SHEET ITEMS
-----------------------
Standby letters of credit                                      0           0
  Amount of standby letters of credit conveyed
     to others                                                 0           0
                                                         =======     =======